Sub-Item 77O

Rule 10f-3 Transactions

Dreyfus BASIC New Jersey Municipal Money Market Fund.

On July 1, 2008, Dreyfus BASIC New Jersey Municipal Money Market Fund (the “Fund”) purchased $700,000 in LAWRENCE TOWNSHIP NEW JERSEY GENERAL OBLIGATION NOTES - CUSIP # 520372KC6 (the “Bonds”). The Bonds were purchased from Roosevelt & Cross, a member of the underwriting syndicate offering the Bonds, from their account. BNY Mellon Capital Markets, an affiliate of the Fund, was a member of the syndicate but received no benefit in connection with the transaction. Roosevelt & Cross received a commission of 0.128% per bond. No other member received any economic benefit. The following is a list of the syndicate’s primary members:

Roosevelt & Cross, Inc.
Citigroup Global Markets, Inc.
Fidelity Capital Markets Services
Morgan Stanley & Company Inc.
Ramirez & Company, Inc.
Stifel, Nicolaus & Company, Inc.
BNY Mellon Capital Markets
Chase Investment Services Corporation
Loop Capital Markets
Webster Bank

Accompanying this statement are materials presented to the Board of Directors of the Fund, in connection with the transaction, which determined that the transaction was effected in compliance with the Fund’s Rule 10f-3 Procedures, at the Fund’s Board meeting held on November 10, 2008.

PRE-PURCHASE APPROVAL FORM
PURCHASE OF SECURITIES UNDERWRITTEN BY AN AFFILIATE
Used for compliance with Rule 10f-3 and/or Rule 23B

1. Account/Fund Name: **Dreyfus BASIC New Jersey Money Market Fund**
2. Anticipated Purchase Date: **7/1/08**
3. Total Net Assets of Account/Fund: **$ 112,200,000**
4. Type and Description of Security to be Purchased: **Lawrence Twp NJ General Obligation**
5. Credit Rating of Security (Rating/Rating Agency): **AA3/ Moody's**
6. Name of Underwriting Syndicate Dealer Effecting Transaction: **Roosevelt & Cross**
7. Name of Affiliated Underwriter in Underwriting Syndicate: **BNY Mellon Capital Markets**
8. Issue Size: **$ 10,000,000**
9. CUSIP: **520372KC6**
10. Amount Purchased by Account/Fund: **$ 700,000**
11. Percentage of Principal Amount of Offering Purchased by Account/Fund: **7.0%**
12. Amount Purchased as a Percentage of Account/Fund Assets: **0.6%**
13. Purchase Price of Securities (if at par, so state): **$ 100.641**
14. Commission/Spread Received by Principal Underwriters: **.128**
15. Yield (as applicable): **2.15**
16. Average Yield of Security Purchased by Non-affiliated Entities on Date of Purchase: **2.15**
17. The Affiliated Purchase Should be Reported to the BOD of which Entities: Mellon Bank, N.A._______; MTONE_______; Mellon Private Trust Co. N. A. __________;Other (Describe) **Dreyfus Fund Boards**

***Mutual Fund Purchases Only*:**

1. Was Price paid for all block purchases the same for all participants? (Must be Yes): **YES**
2. Was Security Purchased on Offer Date? (Must be Yes): **YES**
3. Was Issuer in continuous operation for at least 3 years? (Must be Yes): **YES**
4. Was the Offering Part of firm commitment by Underwriter? (Must be Yes): **YES**
5. Did affiliated Underwriter benefit directly from the Purchase? (Must be No): **NO**
6. Was the Commission or Spread paid reasonable as compared to Transactions with non-affiliated Parties?(Must be Yes): **YES**

REPRESENTATIONS (Check box to make specific affirmation of <u>all</u> points listed below OR Trade Can Not Be Made) X
This transaction complies with all applicable provisions of the *Policy For Fiduciary Account Purchases Of Securities Underwritten By An Affiliate*?

- **This purchase will not be designated as a "group sale" or otherwise allocated to the affiliated underwriter's account and the purchase of these securities will not benefit a direct or indirect affiliate entity of Mellon.**
- The decision to enter into this transaction is based solely on the best interests of the account/fund and not upon the interests of any Mellon affiliate or any other party, including, without limitation, another party to the transaction.
- The securities will be purchased prior to the end of the first day on which any sales are made, at a price that will not be more than the price paid by each other purchaser of the securities in that offering or any concurrent offering of the securities. If the securities are offered for subscription upon exercise of rights, the securities will be purchased on or before the fourth day preceding the day on which the rights offering terminated.
- The underwriting Affiliate indicates that its share of **equity securities does not exceed 5% of the entire offering.**
- The adviser has determined that the securities purchased are in accordance with Rule 10f-3 policies and procedures in which the applicable fund is permitted to invest in its prospectus. **Rule 10f-3 permits only a 25% of purchase issue of a fixed income asset portfolio.**

LOB Asset Management Unit (Print) **The Dreyfus Corporation**
AND
LOB Portfolio Manager Name (Print) **Joseph A. Irace** Signature [signature] Date 7-16-08

AND

LOB CIO/Designate Name (Print) **Colleen Meehan** Signature [signature] Date 7-16-08
AND
Chief Compliance Officer Name (Print) **Joseph W. Connolly** Signature [signature] Date 7-16-08

To: Nicholas M. Rotunno Phone 412-234-5514 - Fiduciary Risk Management (151-0947)
Fund Chief Compliance Officer (For Affiliated Mutual Fund Purchases Only)

(Approx. $ Price 100.779)		
01/15/2017	900M	4.00%	3.75	5/8
		(Approx. $ Price 101.801)		
01/15/2018	900M	4.00%	3.85	5/8
		(Approx. $ Price 101.181)		
01/15/2019	900M	4.00%	3.90	5/8
		(Approx. $ Price 100.852)		

CALL FEATURES: No optional call

MEMBERS		PARTICIPATIONS
Roosevelt & Cross, Inc.	) JOINT	$ 1,250,000.00
Citigroup Global Markets Inc.	)	$ 1,250,000.00
Fidelity Capital Markets Services	)	$ 1,250,000.00
Morgan Stanley & Co. Incorporated [GWMNE]	)	$ 1,250,000.00
Ramirez & Co., Inc.	)	$ 1,250,000.00
Stifel, Nicolaus & Company, Inc.	) MANAGERS	$ 1,250,000.00
Bank of New York Mellon Capital Markets		$ 625,000.00
Chase Investment Services Corp.		$ 625,000.00
Loop Capital Markets		$ 625,000.00
Webster Bank		$ 625,000.00
	ISSUE TOTAL:	$ 10,000,000.00

Delivery is firm for Tuesday, July 22, 2008.

By: Roosevelt & Cross, Inc. New York, NY

2

Dreyfus Family of Funds
FINANCIAL REPORT
10f-3 TRANSACTIONS

Dreyfus

Certifications

CCO Certification		
I have prepared the enclosed board summary (the "Summary") based on reports and certifications from each manager summarizing any reportable transactions and compliance with each fund's policies. *I attest that:* ➢ The Summary accurately reflects the Rule 10f-3 transactions provided by each manager for the period shown. ➢ The Summary accurately reflects funds that have no Rule 10f-3 transactions to report for the period shown. ➢ My review includes confirmation by the Chief Compliance Officer of each manager that the Rule 10f-3 transactions reported are accurate and in compliance with the fund's policies and procedures. ➢ My review includes confirmation by the Chief Compliance Officer of each manager that the fund has no Rule 10f-3 transactions to report for the period shown, if applicable. ➢ Based on my review and testing, I concur that all Rule 10f-3 transactions were conducted in accordance with each Fund's policies and procedures.		
[signature]	**Joseph W. Connolly** *Chief Compliance Officer* Dreyfus Funds	10/10/08

3rd Quarter 2008